Exhibit 23.5

CONSENT OF AMEC FOSTER WHEELER E&C SERVICES, INC.

We hereby consent to the incorporation by reference of any mineralized material estimated by us in our capacity as an independent consultant to Golden Minerals Company (the “Company”), which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, in this Registration Statement on Form S-3.

Date: December 5, 2019

/s/ Edward J.C. Orbock III
Name: Edward J.C. Orbock III
Title: US Manager, Consulting Mining and Minerals Consulting, Amec Foster Wheeler E&C Services, Inc.